Exhibit 21

                       SUBSIDIARIES OF VALMONT INDUSTRIES, INC.


                                                        State or Country
        Name of Subsidiary                              of Incorporation
        ------------------                              ----------------

   American Lighting Standards Corp.
      d/b/a Valmont/ALS                                     Texas
   Best-All Electric, Inc.                                  Nebraska
   CCC de Mexico, S.A. de C.V.                              Mexico
   Gate City Steel Corporation                              Delaware
   Gibo-Conimast & Co.KG                                    Germany
   Golden State Irrigation, Inc.                            California
   InterAg Technologies, Inc.                               Delaware
   Lampadaires Feralux, Inc.                                Canada
   Microflect Company, Inc.                                 Oregon
   NeuValco S.A.                                            France
   NeuValco GmbH                                            Germany
   Sermeto S.A.                                             France
   Sermeto Iberica S.A.                                     Spain
   Shanghai Valmont Special Steel Tube Co., Ltd.            China
   TelecCentre, S.A.                                        France
   Tubalco S.A.                                             France
   VBT, Inc.                                                Delaware
   Valmont DeEspana, S.A.                                   Spain
   Valmont Electric, Inc.                                   Delaware
   Valmont S.A.                                             Spain
   Valmont Industries (Asia-Pacific) Ltd.                   Hong Kong
   Valmont Industries Holland B.V.                          The Netherlands
   Valmont International, L.L.C.                            Delaware
   Valmont International Corp.                              Texas
   Valmont International Inc.                               U. S. Virgin Islands
   Valmont Nederlands B.V.                                  The Netherlands
   Valmont Northwest, Inc.                                  Nebraska
   Valmont Polska Sp. zo.o                                  Poland
   Valmont Service Centers, Inc.                            Nebraska
   Valmont World Trade, N.V.                                Netherlands Antilles
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